Exhibit 3.2

AMENDED AND RESTATED

BY-LAWS

OF

TYME TECHNOLOGIES,

INC.

(Incorporated Under the Laws

of the State of Delaware)

(effective ~~April 2~~August 24,

~~2018~~ 2021)

ARTICLE I

OFFICES

Tyme Technologies, Inc. (the “Corporation”) shall maintain a registered office in the State of Delaware. The Corporation may also have other offices at such places, either within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held on such date, at such time and at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Only if so determined by the Board of Directors, in its sole discretion, (a) stockholders may, by means of remote communication, participate in a meeting of stockholders and be deemed present in person and vote thereat and/or

(b) a meeting of stockholders may be held not at any place, but may instead be held solely by means of remote communication, both as provided in the General Corporation Law of the State of Delaware (the “DGCL”).

Section 2. Annual Meeting. The Annual Meeting of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect by a plurality vote a Board of Directors and transact only such other business as is properly brought before the meeting in accordance with these By-Laws. Notice of the Annual Meeting, stating the place (if any), date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote and to receive notice of the meeting shall be given as permitted by law to each stockholder not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 3. Special Meetings. Unless otherwise prescribed by law or the Amended and Restated Certificate of Incorporation (such Certificate, as amended from time to time, including resolutions adopted from time to time by the Board of Directors establishing the designation, rights, preferences and other terms of any class or series of capital stock, the “Certificate of Incorporation”), special meetings of the stockholders shall be called only by, and in accordance with, the duly adopted resolution of the Board of Directors. Notice of a Special Meeting stating the place (if any), date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote and to receive notice of the meeting, and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. Only such business as is specified in the notice of special meeting shall come before such meeting.

Section 4. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of shares of capital stock issued and outstanding entitled to vote thereat representing at least a majority of the votes entitled to be cast thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. Whether or not a quorum is present, the chairman of the meeting, or the stockholders entitled to vote thereat, present or represented by proxy, holding shares representing at least a majority of the votes so present or represented and entitled to be cast thereon, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting. When a quorum is once present, it is not broken by the subsequent withdrawal of any stockholder.

Section 5. Appointment of Inspectors of Election. The Board of Directors shall, in advance of sending to the stockholders any notice of a meeting of the holders of any class of shares, appoint one or more inspectors of election (“inspectors”) to act at such meeting or any adjournment or postponement thereof and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is so appointed or if no inspector or alternate is able to act, the Chairman of the Board, or if none, the Secretary shall appoint one or more inspectors to act at such meeting. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspectors shall not be directors, officers or employees of the Corporation.

Section 6. Voting. Except as otherwise provided by law or by the Certificate of Incorporation, each stockholder of record of any class or series of stock other than the Common Stock, par value $0.0001 per share, of the Corporation (“Common Stock”) shall be entitled on each matter submitted to a vote at each meeting of stockholders to such number of votes for each share of such stock as may be fixed in the Certificate of Incorporation, and each stockholder of record of Common Stock shall be entitled at each meeting of stockholders to one vote for each share of such stock, in each case, registered in such stockholder’s name on the books of the Corporation on the date fixed pursuant to Section 5 of Article VI of these By-Laws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of such meeting is given.

Each stockholder entitled to vote at any meeting may vote either in person or by proxy duly appointed.

At all meetings of stockholders all matters, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, shall be determined by the affirmative vote of the stockholders present in person or represented by proxy holding shares representing at least a majority of the votes so present or represented and entitled to be cast thereon, and where a separate vote by class is required, a majority of the votes represented by the shares of the stockholders of such class present in person or represented by proxy and entitled to be cast thereon shall be the act of such class. Notwithstanding the immediately preceding sentence, the Board of Directors, when establishing a matter to be voted at a meeting of stockholders, may establish a voting requirement greater than the voting requirement set forth in the immediately preceding sentence with respect to such matter.

The vote on any matter, including the election of directors, shall be by written ballot, or, if authorized by the Board of Directors, in its sole discretion, by electronic ballot given in accordance with a procedure set out in the notice of such meeting. Each ballot shall state the number of shares voted.

Proxy cards solicited by the Corporation or the Board of Directors shall be returned in envelopes addressed to the inspectors, any transfer agent with respect to capital stock of the Corporation and/or any third party, as determined from time-to-time by the Board of Directors, who shall receive, inspect and tabulate the proxies. Comments on proxies, consents or ballots shall be transcribed and provided to the Secretary with the name and address of the stockholder. Nothing in this Article II shall prohibit the inspector from making available to the Corporation, prior to, during or after any annual or special meeting, information as to which stockholders have not voted and periodic status reports on the aggregate vote.

Unless otherwise provided by law, the Certificate of Incorporation or these By-Laws, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office in the State of Delaware shall be by hand or by certified or registered mail, return receipt requested.

Section 7. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder of the Corporation who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting at the principal place of business of the Corporation and on any reasonably accessible electronic network that the Corporation made available under this Section 7.

Section 8. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 9. Advance Notice of Stockholder-Proposed Business at Annual Meeting.

(a) At any Annual Meeting of Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before the Annual Meeting, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (3) otherwise properly brought before the meeting by a stockholder of record.

For business to be properly brought before an Annual Meeting by a stockholder, (i) if such business relates to the nomination of a person for election as a director of the Corporation, the procedures in Article II, Section 10 must be complied with and (ii) if such business relates to any other matter, the business must constitute a proper matter under these By-Laws and Delaware law for stockholder action and such stockholder must (x) have given timely notice thereof in writing to the Secretary of the Corporation in accordance with the procedures of Section 9(b) below, (y) be a stockholder of record as of the date of the giving of the notice required by this Section 9 and on the record date for the determination of stockholders eligible to vote at the Annual Meeting, and (z) be entitled to vote at such Annual Meeting.

(b) To be timely, a stockholder’s notice must be received in writing by the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) nor more than one hundred twenty (120) days prior to the one year anniversary of the date of the Annual Meeting of the previous year; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, or if no Annual Meeting was held in the previous year, notice by the stockholder in order to be timely must be so received not earlier than one hundred twenty (120) days prior to such Annual Meeting and not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Annual Meeting was mailed or public disclosure of the date of the Annual Meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an Annual Meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder notice.

A stockholder’s notice to the Secretary pursuant to this Section 9 shall set forth: (A) as to each matter the stockholder proposes to bring before the Annual Meeting (1) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, and (2) the text of the proposal (including the exact text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-Laws, the exact text of the proposed amendment), and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made (1) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and of such beneficial owner, (2) the class and number of shares of the Corporation that are, directly or indirectly, owned, beneficially or of record, by such stockholder and such beneficial owner, (3) a description of any material interest of such stockholder or such beneficial owner and the respective affiliates and associates of, or others acting in concert with, such stockholder or such beneficial owner in such business, (4) a description of any agreement, arrangement or understanding between or among such stockholder and/or such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business or who may participate in the solicitation of proxies in favor of such proposal, (5) a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner with respect to shares of stock of the Corporation, (6) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the business proposed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor provision or law) or applicable law, (7) a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting and (8) a representation whether such stockholder and/or such beneficial owner intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal (and such representation shall be included in any such proxy statement and form of proxy) and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal (and such representation shall be included in any such solicitation materials). Not later than 10 days after the record date for the meeting, the information required by Items (A)(2) and (B)(1)-(6) of the prior sentence shall be supplemented by the stockholder giving the notice to provide updated information as of the record date. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any Annual Meeting of stockholders except in accordance with the procedures in this Section 9; provided that any stockholder proposal that complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Exchange Act and is to be included in the corporation’s proxy statement for an Annual Meeting of stockholders shall be deemed to comply with the notice requirements of this Section 9(b). A stockholder shall not have complied with this Section 9(b) if the stockholder (or beneficial owner, if any, on whose behalf the proposal is made) solicits or does not solicit, as the case may be, proxies in support of such stockholder’s proposal in contravention of the representations with respect thereto required by this Section 9.

(c) The Chairman of an Annual Meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 9 and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(d) Except as otherwise required by law, nothing in this Section 9 shall obligate the Corporation or Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any proposal submitted by a stockholder.

(e) Notwithstanding the foregoing provisions of this Section 9, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the Annual Meeting to present business, such business shall not be considered, notwithstanding that proxies in respect of such business may have been received by the Corporation.

(f) For purposes of this Section 9, to be considered a “qualified representative of the stockholder,” a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of stockholders.

(g) For purposes of this Section 9, “public disclosure” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Section 10. Nomination of Directors; Advance Notice of Stockholder Nominations.

(a) Except for persons elected in accordance with Article III, Section 2 of these By-Laws to fill a vacancy or newly created directorship, only persons who are nominated in accordance with the procedures set forth in this Section 10 shall be eligible for election as directors at a meeting of stockholders. Nominations of persons for election to the Board of Directors of the Corporation at the Annual Meeting or at any special meeting of stockholders called in the manner set forth in Article II, Section 3 hereof for the purpose of electing directors may be made (i) by or at the direction of the Board of Directors, (ii) by any nominating committee or person appointed for such purpose by the Board of Directors, or (iii) by any stockholder of record of the Corporation who (x) timely complies with the notice procedures in accordance with Section 10(b) below, (y) is a stockholder of record as of the date of the giving of the notice required by Section 10 below and on the record date for determination of the stockholders eligible to vote at such meeting, and (z) is entitled to vote at such meeting.

(b) To be timely, a stockholder’s notice pursuant to this Section 10 must be received in writing by the Secretary of the Corporation at the principal executive offices of the Corporation as follows: (i) in the case of an Annual Meeting, not less than ninety (90) nor more than one hundred twenty (120) days prior to the one year anniversary of the date of the Annual Meeting of the previous year; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, or if no Annual Meeting was held in the previous year, notice by the stockholder in order to be timely must be so received not earlier than one hundred twenty (120) days prior to such Annual Meeting and not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the Annual Meeting was made, whichever first occurs; or (ii) in the case of a special meeting of stockholders called in the manner set forth in Article II, Section 3 hereof for the purpose of electing directors, not earlier than one hundred twenty (120) days prior to such special meeting and not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of a meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder notice.

The stockholder’s notice to the Secretary shall set forth: (A) as to each proposed nominee (1) such person’s name, age, business address and, if known, residence address, (2) such person’s principal occupation or employment, (3) the class and number of shares of the Corporation that are, directly or indirectly, owned, beneficially or of record, by such person, (4) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among (x) the stockholder, the beneficial owner, if any, on whose behalf the nomination is being made and the respective affiliates and associates of, or others acting in concert with, such stockholder and such beneficial owner, on the one hand, and (y) each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with such nominee(s), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made or any affiliate or associate thereof or person acting in concert therewith were the “registrant” for purposes of such Item and the proposed nominee were a director or executive officer of such registrant, and (5) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act (or any successor provision or law) or applicable law and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) the class and number of shares of the Corporation that are, directly or indirectly, owned, beneficially or of record, by such stockholder and such beneficial owner, (3) a description of any agreement, arrangement or understanding between or among such stockholder and/or such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are being made or who may participate in the solicitation of proxies in favor of electing such nominee(s), (4) a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner with respect to shares of stock of the Corporation, (5) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the business proposed pursuant to Regulation 14A under the Exchange Act (or any successor provision or law) or applicable law, (6) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice and (7) a representation whether such stockholder and/or such beneficial owner intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock reasonably believed by such stockholder or such beneficial owner to be sufficient to elect the nominee (and such representation shall be included in any such proxy statement and form of proxy) and/or (y) otherwise to solicit proxies or votes from stockholders in support of such nomination (and such representation shall be included in any such solicitation materials). Not later than 10 days after the record date for the meeting, the information required by Items (A)(1)-(5) and (B)(1)-(5) of the prior sentence shall be supplemented by the stockholder giving the notice to provide updated information as of the record date. In addition, to be effective, the stockholder’s notice must be accompanied by the written consent of the proposed nominee to serve as a director if elected. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation or whether such nominee would be independent under applicable Securities and Exchange Commission and NASDAQ rules and the Corporation’s publicly disclosed corporate governance guidelines, if applicable. A stockholder shall not have complied with this Section 10(b) if the stockholder (or beneficial owner, if any, on whose behalf the nomination is made) solicits or does not solicit, as the case may be, proxies or votes in support of such stockholder’s nominee in contravention of the representations with respect thereto required by this Section 10.

(c) The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

(d) Except as otherwise required by law, nothing in this Section 10 shall obligate the Corporation or Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for director submitted by a stockholder.

(e) Notwithstanding the foregoing provisions of this Section 10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present a nomination, such nomination shall not be considered, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(f) For purposes of this Section 10, the terms “qualified representative of the stockholder” and “public disclosure” shall have the same meaning as in Section 9.

ARTICLE III

DIRECTORS

Section 1. Number; Resignation; Removal. Except as otherwise required by the Certificate of Incorporation, the number of directors that shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors in its sole discretion. A nominee for director shall be elected to the Board of Directors in accordance with the Certificate of Incorporation. A director may resign at any time upon notice to the Corporation. A director may be removed in accordance with the Certificate of Incorporation.

Section 2. Vacancies. Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office or otherwise, and newly created directorships resulting from any increase in the authorized number of directors shall be solely and exclusively filed, and such directors shall serve on the Board of Directors, in accordance with the Certificate of Incorporation and the DGCL. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done solely by the stockholders.

Section 4. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President(s) or any director. Notice thereof stating the place, date and hour of the meeting shall be given to each director either (i) by mail or courier not less than forty-eight (48) hours before the date of the meeting or (ii) by telephone, telegram or facsimile or electronic transmission, not less than twenty-four (24) hours before the time of the meeting (provided that notice of any meeting need not be given to any director who shall either submit, before or after such meeting, a waiver of notice or attend the meeting without protesting, at the beginning thereof, the lack of notice).

Section 5. Quorum. Except as may be otherwise provided by law, the Certificate of Incorporation or these By- Laws, a majority of the entire Board of Directors shall be necessary to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Whether or not a quorum is present at a meeting of the Board of Directors, a majority of the directors present may adjourn the meeting to such time and place as they may determine without notice other than an announcement at the meeting.

Section 6. Action Without a Meeting. Unless otherwise provided by the Certificate of Incorporation or these By- Laws, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee consent in writing or by electronic transmission to the adoption of a resolution authorizing the action. The resolution and the consents thereto in writing or by electronic transmission by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or such committee.

Section 7. Participation by Telephone. Unless otherwise provided by the Certificate of Incorporation or these By- Laws, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment allowing all persons participating in the meeting to hear each other. Participation by such means shall constitute presence in person at the meeting.

Section 8. Compensation. The directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors or any committee thereof and may be paid compensation as a director, committee member or chairman of any committee and for attendance at each meeting of the Board of Directors or committee thereof and each meeting of stockholders of the Corporation. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore or entering into transactions otherwise permitted by the Certificate of Incorporation, these By-Laws or applicable law.

Section 9. Resignation. Any director may resign at any time. Such resignation shall be made in writing or by electronic transmission and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairman of the Board, if any, the Chief Executive Officer, if any, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

Section 10. Lead Independent Director. In circumstances where the Board appoints a Chairman who is not independent, as determined in accordance with applicable independence standards, the Board of Directors may include a Lead Independent Director. The Lead Independent Director shall be independent, as determined in accordance with the independence requirements of any stock exchange on which the Corporation’s Common Stock is listed, and shall be elected annually by a majority of the independent members (as determined by such independence requirements) of the Board of Directors. The Lead Independent Director shall perform such duties and may exercise such powers as may from time to time be assigned by the Board of Directors, and shall have the authority to sign such contracts, certificates and other instruments of the Corporation as may be authorized by the Board of Directors. The Lead Independent Director may be removed from his office as Lead Independent Director only with the affirmative vote of a majority of the independent directors.

ARTICLE IV

COMMITTEES

Section 1. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Any committee, to the extent allowed by law and provided in the resolution establishing such committee or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including the power to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law, the authority to issue shares, and the authority to declare a dividend, except as limited by Delaware General Corporation Law or other applicable law, but no such committee shall have the power or authority in reference to the following matters:

(i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any By-Law of the Corporation. All acts done by any committee within the scope of its powers and duties pursuant to these By-Laws and the resolutions adopted by the Board of Directors shall be deemed to be, and may be certified as being, done or conferred under authority of the Board of Directors. The Secretary or any Assistant Secretary is empowered to certify that any resolution duly adopted by any such committee is binding upon the Corporation and to execute and deliver such certifications from time to time as may be necessary or proper to the conduct of the business of the Corporation.

Section 2. Resignation. Any member of a committee may resign at any time. Such resignation shall be made in writing or by electronic transmission and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairman of the Board, or if none, by the Chief Executive Officer, President(s) or the Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

Section 3. Quorum. A majority of the members of a committee shall constitute a quorum. The vote of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee.

Section 4. Record of Proceedings. Each committee shall keep a record of its acts and proceedings, and shall report the same to the Board of Directors when and as required by the Board of Directors.

Section 5. Organization, Meetings, Notices. A committee may hold its meetings at the principal office of the Corporation, or at any other place upon which a majority of the committee may at any time agree. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings.

ARTICLE V

OFFICERS

Section 1. General. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also elect and specifically identify as officers of the Corporation a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a Controller, one or more vice presidents, assistant secretaries and assistant treasurers, and such other officers and agents as in its judgment may be necessary or desirable. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders or directors of the Corporation. Any office named or provided for in this Article V (including, without limitation, Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Controller) may, at any time and from time to time, be held by one or more persons. Unless otherwise determined by the Board of Directors, if an office is held by more than one person, each person holding such office shall serve as a co-officer (with the appropriate corresponding title) and shall have general authority, individually and without the need for any action by any other co-officer, to exercise all the powers of the holder of such office of the Corporation specified in these By- Laws and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or such other officer specified in this Article V.

Section 2. Election; Removal; Remuneration. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors and may elect additional officers and may fill vacancies among the officers previously elected at any subsequent meeting of the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time, either for or without cause, by the affirmative vote of a majority of the Board of Directors.

Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meetings, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, if any, the Chief Executive Officer, if any, the President or the Secretary, and any such officer may, in the name and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation, company, partnership or other entity in which the Corporation may own securities, or to execute written consents in lieu thereof, and at any such meeting, or in giving any such consent, shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4. Chairman of the Board. The Chairman of the Board, if any, may be, but need not be, a person other than the Chief Executive Officer or the President of the Corporation. The Chairman of the Board may be, but need not be, an officer or employee of the Corporation. The Chairman of the Board shall preside at meetings of the Board of Directors and all meetings of the stockholders and shall establish agendas for such meetings. In addition, the Chairman of the Board shall assure that matters of significant interest to stockholders and the investment community are addressed by management.

Section 5. Chief Executive Officer. The Chief Executive Officer, if any, shall, subject to the direction of the Board of Directors, have general and active control of the affairs and business of the Corporation and general supervision of its officers, officials, employees and agents. ~~The~~If the Board of Directors or any committee thereof has not selected a chairman, then the Chief Executive Officer shall preside at ~~all~~ meetings of the stockholders and shall preside at ~~all~~ meetings of the Board of Directors and any committee thereof ~~of~~or which he is a member~~, unless the Board of Directors or such committee shall have chosen another chairman~~. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect, and in addition, the Chief Executive Officer shall have all the powers and perform all the duties generally appertaining to the office of the chief executive officer of a corporation. The Chief Executive Officer shall designate the person or persons who shall exercise his powers and perform his duties in his absence or disability and the absence or disability of the President.

Section 6. President. The President shall have such powers and perform such duties as are prescribed by the Chief Executive Officer or the Board of Directors, and in the absence or disability of the Chief Executive Officer, the President shall have the powers and perform the duties of the Chief Executive Officer, except to the extent the Board of Directors shall have otherwise provided. In addition, the President shall have such powers and perform such duties generally appertaining to the office of the president of a corporation, except to the extent the Chief Executive Officer, if any, or the Board of Directors shall have otherwise provided.

Section 7. Vice President. The Vice Presidents of the Corporation shall perform such duties and have such powers as may, from time to time, be assigned to them by the Board of Directors, the Chief Executive Officer, if any, the President or these By-Laws.

Section 8. Secretary. Unless otherwise determined by the Board of Directors, the Secretary shall attend all meetings of the Board of Directors and of the stockholders and, unless the Board of Directors appoints another person to perform such service(s), record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any committee appointed by the Board of Directors. The Secretary shall keep in safe custody the seal of the Corporation and affix it to any instrument when so authorized by the Board of Directors. The Secretary shall give or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors and shall perform generally all the duties usually appertaining to the office of secretary of a corporation and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these By-Laws. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

Section 9. Assistant Secretary. The Assistant Secretary shall be empowered and authorized to perform all of the duties of the Secretary in the absence or disability of the Secretary and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors, the Secretary or these By-Laws.

Section 10. Chief Financial Officer. The Chief Financial Officer, if any, shall have responsibility for the administration of the financial affairs of the Corporation and shall exercise supervisory responsibility for the performance of the duties of the Treasurer and the Controller, if any. The Chief Financial Officer shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all of the transactions effected by the Treasurer and the Controller and of the financial condition of the Corporation. The Chief Financial Officer shall generally perform all the duties usually appertaining to the affairs of a chief financial officer of a corporation and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these By-Laws.

Section 11. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by persons authorized by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, if any, the Chief Executive Officer, if any, the President and the Board of Directors whenever they may require it, an account of all of the transactions effected by the Treasurer and of the financial condition of the Corporation. The Treasurer shall generally perform all duties appertaining to the office of treasurer of a corporation and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors, the Chief Executive Officer, if any, the President or these By-Laws.

Section 12. Assistant Treasurer. The Assistant Treasurers shall be empowered and authorized to perform all the duties of the Treasurer in the absence or disability of the Treasurer and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors, the Treasurer or these By-Laws.

Section 13. Controller. The Controller, if any, shall prepare and have the care and custody of the books of account of the Corporation. The Controller shall keep a full and accurate account of all monies, received and paid on account of the Corporation, and shall render a statement of the Controller’s accounts whenever the Board of Directors shall require. The Controller shall generally perform all the duties usually appertaining to the affairs of the controller of a corporation and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors, the Chief Financial Officer, if any, the President or these By-Laws.

Section 14. Additional Powers and Duties. In addition to the foregoing especially enumerated duties and powers, the several officers of the Corporation shall perform such other duties and exercise such further powers as the Board of Directors may, from time to time, determine or as may be assigned to them by any superior officer.

Section 15. Other Officers. The Board of Directors may designate such other officers having such duties and powers as it may specify from time to time.

ARTICLE VI

CAPITAL STOCK

Section 1. Form of Certificate; Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock may be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by a certificate shall be entitled to have a certificate signed in the name of the Corporation (i) by the Chairman of the Board, if any, the Chief Executive Officer, if any, the President or any Vice President and (ii) by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Except as otherwise provided by law or these By-Laws, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 2. Signatures. Any signature required to be on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation and/or its transfer agent a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the holder of record or by such person’s attorney duly authorized, and upon the surrender of properly endorsed certificates for a like number of shares (or, with respect to uncertificated shares, by delivery of duly executed instructions or in any other manner permitted by applicable law).

Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of the person registered on its books as the owner of a share to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 7. Dividends. Subject to the provisions of the Certificate of Incorporation or applicable law, dividends upon the capital stock of the Corporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 8. Common Stock. The voting, dividend and liquidation rights of the holders of shares of Common Stock are subject to, and qualified by, the rights of the holders of the preferred stock, if any, of the Corporation. Each share of Common Stock shall be treated identically as all other shares of Common Stock with respect to dividends, distributions, rights in liquidation and in all other respects.

ARTICLE VII

INDEMNIFICATION

Section 1. Indemnification Respecting Third Party Claims. The Corporation, to the full extent and in a manner permitted by Delaware law as in effect from time to time, shall indemnify, in accordance with the provisions of this Article, any person (including the heirs, executors, administrators or estate of any such person) who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation or by any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which the Corporation owns, directly or indirectly through one or more other entities, a majority of the voting power or otherwise possesses a similar degree of control), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, manager, partner, trustee, fiduciary, employee or agent (a “Subsidiary Officer”) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (any such entity for which a Subsidiary Officer so serves, an “Associated Entity”), against expenses, including attorneys’ fees and disbursements, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that (i) the Corporation shall not be obligated to indemnify a person who is or was a director, officer employee or agent of the Corporation or a Subsidiary Officer of an Associated Entity against expenses incurred in connection with an action, suit, proceeding or investigation to which such person is threatened to be made a party but does not become a party unless the incurring of such expenses was authorized by or under the authority of the Board of Directors and (ii) the Corporation shall not be obligated to indemnify against any amount paid in settlement unless the Board of Directors has consented to such settlement.

The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in the foregoing provisions of this Section 1, a person shall not be entitled, as a matter of right, to indemnification pursuant to this Section 1 against costs or expenses incurred in connection with any action, suit or proceeding commenced by such person against the Corporation or any Associated Entity or any person who is or was a director, officer, fiduciary, employee or agent of the Corporation or a Subsidiary Officer of any Associated Entity (including, without limitation, any action, suit or proceeding commenced by such person to enforce such person’s rights under this Article, unless and only to the extent that such person is successful on the merits of such claim), but such indemnification may be provided by the Corporation in a specific case as permitted by Section 7 below in this Article.

Section 2. Indemnification Respecting Derivative Claims. The Corporation, to the full extent and in a manner permitted by Delaware law as in effect from time to time, shall indemnify, in accordance with the provisions of this Article, any person (including the heirs, executors, administrators or estate of any such person) who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) brought in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Subsidiary Officer of an Associated Entity, against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as the Court of Chancery or such other court shall deem proper; provided, however, that the Corporation shall not be obligated to indemnify a director, officer, employee or agent of the Corporation or a Subsidiary Officer of an Associated Entity against expenses incurred in connection with an action or suit to which such person is threatened to be made a party but does not become a party unless the incurrence of such expenses was authorized by or under the authority of the Board of Directors. Notwithstanding anything to the contrary in the foregoing provisions of this Section 2, a person shall not be entitled, as a matter of right, to indemnification pursuant to this Section 2 against costs and expenses incurred in connection with any action or suit in the right of the Corporation commenced by such person, but such indemnification may be provided by the Corporation in any specific case as permitted by Section 7 below in this Article.

Section 3. Determination of Entitlement to Indemnification. Any indemnification to be provided under either of Section 1 or 2 above in this Article (unless ordered by a court of competent jurisdiction or advanced as provided in Section 5 of this Article) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper under the circumstances because the person to be indemnified had met the applicable standard of conduct set forth in such section of this Article. Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination, (i) by a majority vote of the directors who are not parties to the action, suit or proceeding in respect of which indemnification is sought, even though less than a quorum, or (ii) by majority vote of the members of a committee composed of at least two directors each of whom is not a party to such action, suit or proceeding, designated by majority vote of directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (iii) if there are no directors who are not parties to such action, suit or proceeding, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by action of the stockholders taken as permitted by law and these By-Laws.

Such determination shall be made, with respect to any other person, by such officer or officers of the Corporation as the Board of Directors or the Executive Committee (if any) of the Board may designate, in accordance with any procedures that the Board of Directors, the Executive Committee or such designated officer or officers may determine, or, if any such officer or officers have not been so designated, by the Chief Legal Officer or the General Counsel of the Corporation. In the event a request for indemnification is made by any person referred to in Section 1 or 2 above in this Article, the Corporation shall use its reasonable best efforts to cause such determination to be made not later than sixty (60) days after such request is made after the final disposition of such action, suit or proceeding.

Section 4. Right to Indemnification upon Successful Defense and for Service as a Witness. (a) Notwithstanding the other provisions of this Article, to the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in either of Section 1 or 2 above in this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection therewith.

(b) To the extent any person who is or was a director, officer, employee or agent of the Corporation or a Subsidiary Officer of an Associated Entity has served or prepared to serve as a witness in, but is not a party to, any action, suit or proceeding (whether civil, criminal, administrative, regulatory or investigative in nature), including any investigation by any legislative or regulatory body or by any securities or commodities exchange of which the Corporation or an Associated Entity is a member or to the jurisdiction of which it is subject, by reason of his or her services as a director, officer, employee or agent of the Corporation, or his or her service as a Subsidiary Officer of an Associated Entity (assuming such person is or was serving at the request of the Corporation as a Subsidiary Officer of such Associated Entity), the Corporation may indemnify such person against expenses (including attorneys’ fees and disbursements) and out-of-pocket costs actually and reasonably incurred by such person in connection therewith and, if the Corporation has determined to so indemnify such person, shall use its reasonable best efforts to provide such indemnity within sixty (60) days after receipt by the Corporation from such person of a statement requesting such indemnification, averring such service and reasonably evidencing such expenses and costs; it being understood, however, that the Corporation shall have no obligation under this Article to compensate such person for such person’s time or efforts so expended.

Section 5. Advance of Expenses. (a) Expenses and costs incurred by any present or former director or officer of the Corporation in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding shall, to the extent permitted by law, be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified in respect of such costs and expenses by the Corporation as authorized by this Article.

(b) Expenses and costs incurred by any other person referred to in Section 1 or 2 above in this Article in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by or under the authority of the Board of Directors upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation in respect of such costs and expenses as authorized by this Article and subject to any limitations or qualifications provided by or under the authority of the Board of Directors.

Section 6. Notice of Action; Assumption of the Defense. Promptly after receipt by any person referred to in Section 1, 2 or 5 above in this Article of notice of the commencement of any action, suit or proceeding in respect of which indemnification or advancement of expenses may be sought under any such Section, such person (the “Indemnitee”) shall notify the Corporation thereof. The Corporation shall be entitled to participate in the defense of any such action, suit or proceeding and, to the extent that it may wish, except in the case of a criminal action or proceeding, to assume the defense thereof with counsel chosen by it. If the Corporation shall have notified the Indemnitee of its election so to assume the defense, it shall be a condition of any further obligation of the Corporation under such Sections to indemnify the Indemnitee with respect to such action, suit or proceeding that the Indemnitee shall have provided an undertaking in writing to repay all legal or other costs and expenses subsequently incurred by the Corporation in conducting such defense if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified in respect of the costs and expenses of such action, suit or proceeding by the Corporation as authorized by this Article. Notwithstanding anything in this Article to the contrary, after the Corporation shall have notified the Indemnitee of its election so to assume the defense, the Corporation shall not be liable under such Sections for any legal or other costs or expenses subsequently incurred by the Indemnitee in connection with the defense of such action, suit or proceeding, unless (a) the parties thereto include both (i) the Corporation and the Indemnitee, or (ii) the Indemnitee and other persons who may be entitled to seek indemnification or advancement of expenses under any such Section and with respect to whom the Corporation shall have elected to assume the defense, and (b) the counsel chosen by the Corporation to conduct the defense shall have determined, in their sole discretion, that, under applicable standards of professional conduct, a conflict of interest exists that would prevent them from representing both (i) the Corporation and the Indemnitee, or (ii) the Indemnitee and such other persons, as the case may be, in which case the Indemnitee may retain separate counsel at the expense of the Corporation to the extent provided in such Sections and Section 3 above in this Article.

Section 7. Indemnification Not Exclusive. The provision of indemnification to or the advancement of expenses and costs to any person under this Article, or the entitlement of any person to indemnification or advancement of expenses and costs under this Article, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such person in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any person seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s capacity as an officer, director, employee or agent of the Corporation or a Subsidiary Officer of an Associated Entity and as to action in any other capacity.

Section 8. Corporate Obligations; Reliance. The provisions of Sections 1, 2, 4(a) and 5(a) above of this Article shall be deemed to create a binding obligation on the part of the Corporation to the directors, officers, employees and agents of the Corporation, and the persons who are serving at the request of the Corporation as Subsidiary Officers of Associated Entities, on the effective date of this Article and persons thereafter elected as directors and officers or retained as employees or agents, or serving at the request of the Corporation as Subsidiary Officers of Associated Entities (including persons who served as directors, officers, employees and agents, or served at the request of the Corporation as Subsidiary Officers of Associated Entities, on or after such date but who are no longer so serving at the time they present claims for advancement of expenses or indemnity), and such persons in acting in their capacities as directors, officers, employees or agents of the Corporation, or serving at the request of the Corporation as Subsidiary Officers of any Associated Entity, shall be entitled to rely on such provisions of this Article.

Section 9. Further Changes. Neither the amendment nor repeal of this Article, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of such provisions in respect of any act or omission or any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision regardless of when any cause of action, suit or claim relating to any such matter accrued or matured or was commenced, and such provision shall continue to have effect in respect of such act, omission or matter as if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

Section 10. Successors. The right, if any, of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Subsidiary Officer of an Associated Entity, to indemnification or advancement of expenses under Sections 1 through 9 above in this Article shall continue after he shall have ceased to be a director, officer, employee or agent or a Subsidiary Officer of an Associated Entity and shall inure to the benefit of the heirs, distributees, executors, administrators and other legal representatives of such person.

Section 11. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Subsidiary Officer of any Associated Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or applicable law.

Section 12. Definitions of Certain Terms. For purposes of this Article, references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer employee or agent of the Corporation or as a Subsidiary Officer of any Associated Entity which service imposes duties on, or involves services by, such person with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

ARTICLE VIII

GENERAL

Section 1. Fiscal Year. The fiscal year of the Corporation shall be such date as shall be fixed by resolution of the Board of Directors from time to time.

Section 2. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise upon any paper, certificate or document.

Section 3. Disbursements. All checks, drafts or demands for money out of the funds of the Corporation and all notes and other evidences of indebtedness of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section  4. Forum for Adjudications of Disputes.

a)

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for:

i.	any derivative action or proceeding brought on behalf of the corporation;

ii.	any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of the corporation to the corporation or the corporation’s stockholders;

iii.	any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the certificate of incorporation or the by-laws of the corporation; or

iv.	any action asserting a claim governed by the internal affairs doctrine;

in each case, subject to said court having personal jurisdiction over the indispensable parties named as defendants therein. If any action the subject matter of which is within the scope of this Section 4 is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Section 4 (an “Enforcement Action”), and (y) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 4.

b)

Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 4(b).

Section ~~4~~5. Amendments. These By-Laws may be altered, amended or repealed, in whole or in part, or new By- Laws may be adopted by the stockholders or by the Board of Directors at any meeting thereof; provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws shall be contained in the notice of such meeting of stockholders or in a notice of such meeting of the Board of Directors, as the case may be. Unless a higher percentage is required by law or by the Certificate of Incorporation as to any matter which is the subject of these By-Laws, all such amendments must be approved by either the affirmative vote of holders of shares of capital stock issued and outstanding entitled to vote thereon representing at least a majority of the votes and entitled to be cast thereon or by a majority of the entire Board of Directors then in office; provided, however, that any amendments to these By~~l~~-Laws that was approved by the stockholders may not be altered, amended or repealed without the affirmative vote of the holders of shares in capital stock issued and outstanding and entitled to vote thereon representing at least a majority of the votes entitled to be cast thereupon.

Section ~~5~~6. Definitions. As used in this Article and in these By-Laws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.